UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2025

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1 Madison Avenue, Suite 1600

New York, New York 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2025, Franklin BSP Realty Trust, Inc. (the “Company”), FBRT OP LLC, a wholly owned subsidiary of the Company (“Purchaser OP”), FBRT Sub REIT TRS LLC, a wholly owned subsidiary of the Company (“Purchaser TRS” and together with Purchaser OP, “Purchaser”), NewPoint Holdings JV LLC (the “NewPoint”), each of the holders of issued and outstanding membership interests of NewPoint (the “Existing Equityholders”), and Meridian Bravo Investment Company, LLC and BMC Holdings DE LLC, solely in their capacity as the joint representatives of the Existing Equityholders (the “Representatives”) entered into a definitive Purchase and Sale Agreement (the “Agreement”). Under the terms and subject to the conditions set forth in the Agreement, Purchaser will purchase all of NewPoint’s issued and outstanding membership interests and units (the “Purchased Interests”). In exchange for the Purchased Interests, Purchaser will pay to the Existing Equityholders an aggregate amount of $318,750,000 in cash (the “Base Consideration Amount”) (subject to the purchase price adjustment mechanism set forth in the Agreement) and Purchaser OP will issue to the Existing Equityholders an aggregate of 8,385,951 Class A Units of Purchaser OP (the “Equity Consideration”). The board of directors of the Company has unanimously approved the Agreement and the other transactions contemplated by the Agreement.

The obligation of each party to consummate the transactions contemplated by the Agreement is subject to a number of conditions, including, among others (a) no law being enacted or order in effect that prohibits the consummation of the closing of the transactions contemplated by the Agreement (the “Closing”), (b) all approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any governmental entity that are required pursuant to antitrust laws have been obtained or made, (c)  the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the Agreement, (d) the other party’s compliance in all material respects with their covenants and agreements set forth in the Agreement, (e) the absence of a material adverse effect with respect to the other party, and (f) the delivery of certain agreements, documents and certificates by the other party.

The obligation of Purchaser to consummate the transactions contemplated by the Agreement is subject to a number of additional conditions, including, among others, (a) receipt of all consents and approval from program lenders, (b) receipt of all consents from lenders under the warehouse lines of credit and operating lines of credit, and (c) customary third party consents.

The obligation of NewPoint to consummate the transactions contemplated by the Agreement is subject to a number of additional conditions, including, among others, the registration and listing on the New York Stock Exchange of the shares of Company common stock to be issued in exchange for the Equity Consideration upon redemption in accordance with the terms of the operating agreement of Purchaser OP (if such exchange is so elected by the Company to satisfy such redemption).

Each of the parties to the Agreement has made certain customary representations, warranties and covenants. Among other things, the Agreement provides that NewPoint will, until the Closing, operate its business in all material respects in the ordinary course of business consistent with past practice.

NewPoint’s and the Existing Equityholders’ representations and warranties made in the Agreement terminate as of the Closing and Purchaser’s sole recourse in the event of any breach or inaccuracy thereof (other than in the case of fraud) is under a customary representations and warranties insurance policy that the Company has procured.

The Agreement may be terminated under certain circumstances, including by either party (a) if the Agreement has not been consummated on or before December 9, 2025, (b) if a final and non-appealable order is entered, or other action is taken permanently restraining or prohibiting the Agreement, or (c) upon a material, uncured breach by the other party that would cause the closing conditions not to be satisfied.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be completed and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement has been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company or NewPoint. In particular, the assertions embodied in the representations and warranties in the Agreement were made only for purposes of the Agreement and as of a specified date, are solely for the benefit of the parties to the Agreement, are modified or qualified by information in confidential disclosure schedules provided by NewPoint to Purchaser in connection with the signing of the Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company, Purchaser, NewPoint or the Existing Equityholders at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC. Stockholders are not third-party beneficiaries to the representations and warranties contained in the Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Item 3.02. Unregistered Sales of Equity Securities.

As described above, pursuant to the terms of the Agreement, at Closing, Purchaser OP will issue to the Existing Equityholders an aggregate of 8,385,951 Class A Units of Purchaser OP. The offer and sale of such Class A Units will be made in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933. Pursuant to the terms of the operating agreement of Purchaser OP, after 12 months from issuance, holders of the Class A Units may elect to have the Class A Units redeemed, in which case FBRT and Purchaser OP will have the option to satisfy the redemption consideration with either cash (based on the trading price of FBRT Common Stock) or the delivery of one share of FBRT Common Stock for each Class A Unit of Purchaser OP.

Item 7.01. Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing the acquisition of NewPoint. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 10, 2025, the Company posted an investor presentation to its investor relations website related to the acquisition of NewPoint. The presentations is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of March 9, 2025, by and among New Point Holdings JV LLC, each of the members of NewPoint Holdings JV LLC, FBRT OP LLC, FBRT Sub REIT TRS LLC, Franklin BSP Realty Trust, Inc., and certain other parties named therein.*

99.1	Press Release issued by Franklin BSP Realty Trust, Inc. on March 10, 2025.

99.2	Investor Presentation dated March 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements included in this Form 8-K and related exhibits are forward-looking statements, including statements relating to the timing of the closing of the NewPoint acquisition and potential valuation and financial benefits of the transaction. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Chief Operating Officer

Date: March 10, 2025